Exhibit 23.1

Cathedral Rock Enterprises, LLC

James C. Barker, CPG 8205, Consulting Geologist

P.M. Box 145, 3875 Geist Road, Suite E

Fairbanks, Alaska  99709

1-1-3191 541-934-2970 msg

jcbarkergeo@gmail.com

CONSENT OF EXPERT

United States Securities and Exchange Commission

I, James C. Barker, Professional Geologist of Cathedral Rock Enterprises, LLC, co-authored and prepared:

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The report titled “Summary of Field Investigations 2004”, December, 2004

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The report titled “Chandalar Mining District, A Report of Findings and Recommendations, 2005”, January 2, 2006

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The report titled “Chandalar Mining District, Annual Report of Findings for 2006”, March 15, 2007, and

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The report titled “Evaluation of the Chandalar Mining Property”, May 5, 2008, prepared together with Robert B. Murray, a Certified Professional Geologist licensed to practice in Oregon, and Jeffery O. Keener

I hereby consent to the filing of the reports with the Annual Report on form 10K on or around April 12, 2014, and the use of and references to the subject matter of the reports contained therein.  I also consent to the use of my name in the Annual Report on form 10K in regard to preparation of the reports.

Dated this 3rd day of April, 2014

James C. Barker

Managing Member, Cathedral Rock Enterprises, LLC

Certified Professional Geologist #8205

Certified Alaskan Geologist G-262